Exhibit 99.2

GLOBAL STEM CELLS GROUP, INC.

Consolidated Financial Statements

For the Years Ended December 31, 2020 and 2019

GLOBAL STEM CELLS GROUP, INC.

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors and Stockholders
of Global Stem Cells Group, Inc.

We have audited the accompanying financial statements of Global Stem Cells Group, Inc. (a Florida corporation), which comprise the balance sheets as of December 31, 2020 and 2109, and the related statements of operations, accumulated deficit, and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Global Stem Cells Group, Inc. as of December 31, 2020 and 2019, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has incurred losses and maintains a working capital deficit and is not expected to reach profitability in the near future. These conditions raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters also are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to that matter.

/s/ L J Soldinger Associates, LLC

Deer Park, Illinois, United States of America

March 21, 2022

GLOBAL STEM CELLS GROUP, INC.

CONSOLIDATED BALANCE SHEETS

	As of December 31,
	2020	2019

ASSETS
Current assets
Cash and cash equivalents	$461,263	$11,509

Tax refund receivable	5,745	-
Total current assets	467,008	11,509
Property and equipment, net	32,413	43,547
Total assets	$499,421	$55,056

LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY
Current liabilities
Accounts payable and accrued liabilities	$18,731	$6,317
Accounts payable –related party	14,796	15,123
Customer Advances	14,314	34,625
Notes payable, current portion	5,280	4,824
Total current liabilities	53,121	60,888

Long term liabilities
Notes payable, net of current portion	405,776	11,056
Total liabilities	$458,897	$71,944
Commitments and contingencies

Common stock, $0.001 par value; 50,000,000 shares authorized; 50,000,000 shares issued and outstanding for the years ended December 31, 2020 and December 31, 2019, respectively	50,000	50,000
Additional paid in capital	162,200	200
Accumulated deficit	(171,676)	(67,088)
Total stockholders’ equity (deficit)	40,524	(16,888)
Total liabilities and stockholders’ equity (deficit)	$499,421	$55,056

The accompanying notes are an integral part of these consolidated financial statements.

GLOBAL STEM CELLS GROUP, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Years Ended December 31,
	2020	2019
Revenues, net	$615,270	$1,024,117
Cost of revenue	331,670	566,141
Gross profit	283,600	457,976

Operating expenses
Advertising and marketing	80,048	106,311
Professional fees	188,078	210,921
Depreciation expense	11,133	12,492
General and administrative	94,940	245,784
Total operating expenses	374,199	575,508

Other expense
Interest expense	(13,989)	(2,146)
Gain on disposal of assets	-	1,484
Net loss	$(104,588)	$(118,195)

The accompanying notes are an integral part of these consolidated financial statements.

GLOBAL STEM CELLS GROUP, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ (DEFICIT) EQUITY

For the Years Ended December 31, 2020 and 2019

	Common Stock		Additional Paid-In	Retained Earnings/ Accumulated	Stockholders’ (Deficit)
	Shares	Amount	Capital	(Deficit)	Equity

Balance, December 31, 2018	200	$1	$199	$51,107	$51,307
Issuance of common stock for cash	49,999,800	49,999	1	-	50,000
Net loss	-	-	-	(118,195)	(118,195)
Balance, December 31, 2019	50,000,000	50,000	200	(67,088)	(16,888)

Contributed capital	-	-	162,000	-	162,000
Net loss	-	-	-	(104,588)	(104,588)
Balance, December 31, 2020	50,000,000	$50,000	$162,200	$(171,676)	$40,524

The accompanying notes are an integral part of these consolidated financial statements

 GLOBAL STEM CELLS GROUP, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$(104,588)	$(118,195)
Non-cash adjustments to reconcile net loss to net cash:
Depreciation expense	11,133	12,492
Expenses paid by shareholder	-	2,714
Gain on disposal of assets	-	(1,484)
Changes in operating assets and liabilities:
Tax refund receivable	(5,745)	-
Accounts payable and accrued liabilities	12,415	(11,471)
Accounts payable related party	7,173	9,009
(Decrease) increase customer advances	(20,310)	40,636
CASH USED IN OPERATING ACTIVITIES	(99,922)	(66,299)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of assets	-	(3,700)
CASH USED IN FINANCING ACTIVITIES	-	(3,700)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of debt	400,000	-
Principle payment on debt	(4,824)	(5,111)
Sale of common stock	-	50,000
Advance to shareholder	-	(54,009)
Repayment of shareholder advance		35,000
Amounts contributed by shareholder	175,000	-
Return of contributed capital	(20,500)	-
CASH PROVIDED BY FINANCING ACTIVITIES	549,676	25,880

Net increase (decrease) in cash and cash equivalents	449,754	(44,119)
Cash and cash equivalents, beginning of year	11,509	55,628
Cash and cash equivalents, end of period	$461,263	$11,509

Supplemental disclosures of cash flow information:
Cash paid for income taxes	$5,745	$-
Cash paid for interest	$1,236	$2,146

Supplemental Non-Cash Information:
Contributed vehicle	$-	$45,000
Loan on vehicle contributed	$-	$20,991

The accompanying notes are an integral part of these consolidated financial statements

NOTES TO CONSOLDIATED FINANCIAL STATEMENTS

December 31, 2020 and 2019

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

Nature of Business

Global Stem Cells Group, Inc. (the “Company”) was originally organized under the laws of Florida in 2013, to cover every aspect of the regenerative medicine industry. Global Stem Cells Group brings leadership to every aspect of the Stem Cell and Regenerative Medicine fields, covering clinical research, patient applications, along with physician training through our state-of-the-art global network of companies. The Company’s mission is to enable physicians to make the benefits of stem cell medicine a reality for patients around the world. They combine extensive clinical research with the manufacturing and commercialization of viable cell therapy and immune support related products that will change the course of traditional medicine around the world forever. The Company’s strategy allows them the ability to create immediate revenue streams through product sales, distribution, and clinical applications, driven by our extensive education platform.

 The Company envisions the ability to improve “health-span” through the discovery and developments of new cellular therapy products, and cutting-edge technology

On May 23, 2019, Global Stem Cells Group, Inc. entered into a Binding Letter of Intent with Lans Holdings, Inc., whereby Lans Holdings, Inc. will acquire 50,000,000 shares of common stock, representing all of the issued and outstanding shares of common stock of Global Stem Cells Group, Inc. held by Benito Novas.

In exchange for the 50,000,000 shares of common stock of Global Stem Cells Group, Inc. Lans Holdings, Inc. shall issue the following to Benito Novas:

●	237,500 shares of Series C Preferred Stock

●	8,974 shares of Series D Preferred Stock

●	In addition Lans Holdings Inc. shall pay an amount equal to $300,000

Each of Lans Holdings, Inc and Global Stem Cells Group, Inc. shall retain its respective CEO and Directors and no other directors shall be appointed within the content of the closing.

On July 1, 2019 and September 18, 2019 Lans Holdings, Inc. paid $50,000 and $25,000, respectively to Global Stem Cells Group, Inc. pursuant to the May 23, 2019 Binding Letter of Intent.

On November 27, 2019, Meso Numismatics, Inc. entered into an Assignment and Assumption Agreement with Lans Holdings, Inc., whereby Lans Holdings, Inc. assigned all of its rights to, obligations and interest in a Binding Letter of Intent entered into on May 23, 2019 with Global Stem Cells Group, Inc. and Benito Nova, setting forth the principal terms pursuant to which the Company will acquire 50,000,000 shares of common stock of Global Stem Cells Group, Inc.

In exchange for the 50,000,000 shares of common stock of Global Stem Cells Group, Inc. Meso Numismatics, Inc. shall issue the following to Benito Nova:

●	1,000,000 shares of Series AA super voting Preferred Stock

●	8,974 shares of Series DD Preferred Stock

●	In addition Meso Numismatics, Inc shall pay an amount equal to $225,000

On December 23, 2019, Global Stem Cells Group, Inc. and Benito Novas entered into the Post Closing Amendment to the Assignment and Assumption Agreement originally entered into on November 27, 2019 with Meso Numismatics, Inc., and Lans Holdings, Inc. whereby the Original Agreement was amended to extend the deadline to enter into the New LOI to 120 days from the execution of the Post Closing Amendment.

On April 22, 2020, Global Stem Cells Group, Inc. and Benito Novas entered into a Second Post Closing Amendment to the Assignment and Assumption Agreement originally entered into on November 27, 2019 with Meso Numismatics, Inc. and Lans Holdings, Inc., which Assignment was first amended pursuant to the Post Closing Amendment to the Assignment and Assumption Agreement entered into on December 23, 2019. The Original Agreement is amended to extend the deadline to enter into the New LOI to 150 days from the execution of the Second Amendment.

On May 7, 2020 and July 27, 2020 Meso Numismatics, Inc. paid $50,000 and $75,000, respectively to Benito Nova, which was contributed to the Company, pursuant to the November 27, 2019, Assignment and Assumption Agreement.

On September 16, 2020, Global Stem Cells Group, Inc. and Benito Novas entered into a Third Post Closing Amendment to the Assignment and Assumption Agreement originally entered into on November 27, 2019 with Meso Numismatics, Inc. and Lans Holdings, Inc., which Assignment was first amended pursuant to the Post Closing Amendment to the Assignment and Assumption Agreement entered into on December 23, 2019. The Original Agreement is amended to extend the deadline to enter into the New LOI to 180 days from the execution of the Third Amendment.

On September 18, 2020 Meso Numismatics, Inc. paid $50,000 to Benito Nova, which was contributed to the Company, pursuant to the November 27, 2019, Assignment and Assumption Agreement.

On August 18, 2021, the sale to Meso Numismatics, Inc. closed and the Company became a wholly owned subsidiary of Meso Numismatics, Inc. (see Note 9).

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation and Basis of Presentation

The Company consolidates the assets, liabilities, and operating results of its wholly owned and majority-owned subsidiaries: Stem Cell Training, Inc. and Adimarket LLC. All intercompany accounts and transactions have been eliminated in consolidation.

The accompanying consolidated financial statements have been prepared in accordance with the accounting principles generally accepted in the United States of America (“GAAP” or “U.S. GAAP”).

Use of Estimates in Financial Statement Presentation

The preparation of these financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid accounts with original maturities of three months or less to be cash equivalents. At December 31, 2020 and December 31, 2019, all of the Company’s cash was deposited in major banking institutions. Our cash balances at financial institutions may exceed the Federal Deposit Insurance Company’s (FDIC) insured limit of $250,000 from time to time.

Accounts Receivable

Accounts receivable are recorded at original invoice amount less an allowance for uncollectible accounts that management believes will be adequate to absorb estimated losses on existing balances. Management estimates the allowance based on collectability of accounts receivable and prior bad debt experience. Accounts receivable balances are written off against the allowance upon management’s determination that such accounts are uncollectible. Recoveries of accounts receivable previously written off are recorded when received. Management believes that credit risks on accounts receivable will not be material to the financial position of the Company or results of operations. The allowance for doubtful accounts was $0 and $0 as of December 31, 2020 and December 31, 2019, respectively.

Property and Equipment

Property and equipment are recorded at historical cost, less accumulated depreciation. Depreciation is computed using the straight-line method over the asset’s estimated life. Furniture, equipment, and vehicles are all depreciated over 5 years.

Revenue Recognition

Effective January 1, 2018, the Company adopted ASC 606 — Revenue from Contracts with Customers. Under ASC 606, the Company recognizes revenue from the sale of products by applying the following steps: (1) identify the contract with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to each performance obligation in the contract; and (5) recognize revenue when each performance obligation is satisfied.

The Company’s main source of revenue is comprised of the following:

●	Training-GSCG offers a Stem Cell & Exosomes Certification Program where physicians attending this training sessions will take advantage of a full review of stem cell biology, characterization and regenerative properties of cells and cell products, cytokines and growth factors and how can be apply in the clinic. The physicians will pay for the training sessions upfront and receives all the material and certificate upon completion of seminar which is when revenue is recognized by GSCG.

●	Products-Physicians can order SVF Kits through GSCG which includes EC Certificate from Institute for Testing and Certificating, Inc. SVT Kits are paid for upfront and shipped from third party directly to physicians. Revenue is recognized by GSCG when product is shipped.

●	Equipment- Physicians can order equipment through GSCG which includes warranty from manufacture of equipment. Equipment is paid for upfront and shipped from manufacture directly to physicians. Revenue is recognized by GSCG when product is shipped.

Advertising Costs

Advertising costs are expensed as incurred. Total advertising expenses of $80,048, and $106,311 were expensed in 2020 and 2019, respectively.

Income Taxes

The Company uses the liability method to record income tax activity. Deferred taxes are determined based upon the estimated future tax effects of differences between the financial reporting and tax reporting bases of assets and liabilities, given the provisions of currently enacted tax laws.

The accounting for uncertainty in income taxes recognized in an enterprise’s financial statements uses the threshold of more-likely-than-not to be sustained upon examination for inclusion or exclusion. Measurement of the tax uncertainty occurs if the recognition threshold has been met.

Fair Value of Financial Instruments

The fair value of financial instruments, which include cash, accounts payable and accrued expenses and advances from related parties were estimated to approximate their carrying values due to the immediate or short-term maturity of these financial instruments. Management is of the opinion that the Company is not exposed to significant interest, currency or credit risks arising from financial instruments.

 Fair value is defined as the price which would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. A three-tier fair value hierarchy which prioritizes the inputs used in the valuation methodologies is as follows:

 Level 1 Inputs - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date.

Level 2 Inputs - Inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly. These might include quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability (such as interest rates, volatilities, prepayment speeds, credit risks, etc.) or inputs that are derived principally from or corroborated by market data by correlation or other means.

Level 3 Inputs - Unobservable inputs for determining the fair values of assets or liabilities that reflect an entity’s own assumptions about the assumptions that market participants would use in pricing the assets or liabilities.

At December 31, 2020 and December 31, 2019, the carrying amounts of the Company’s financial instruments, including cash, account payables, and accrued expenses, approximate their respective fair value due to the short-term nature of these instruments.

At December 31, 2020 and December 31, 2019, the Company does not have any assets or liabilities required to be measured at fair value in accordance with FASB ASC Topic 820, Fair Value Measurement.

New Accounting Pronouncements

In February 2016, the FASB issued ASU No. 2016-02, Leases. ASU 2016-02 requires a lessee to record a right of use asset and a corresponding lease liability on the balance sheet for all leases with terms longer than 12 months. For private companies ASU 2016-02 is effective for all annual reporting periods beginning after December 15, 2021. Early adoption is permitted. A modified retrospective transition approach is required for lessees for capital and operating leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements, with certain practical expedients available.

In June 2018, the FASB issued ASU 2018-07, Compensation - Stock Compensation (Topic 718): Improvement to Nonemployee Share-Based Payment Accounting, which is part of the FASB’s simplification initiative to maintain or improve the usefulness of the information provided to the users of financial statements while reducing cost and complexity in financial reporting. This update provides consistency in the accounting for share-based payments to nonemployees with that of employees. The Company has adopted ASU 2018-07 in the first quarter of 2019. The adoption of ASU 2018-07 did not have a material impact on the Company’s financial statements and related disclosures.

In August 2018, the FASB issued ASU No. 2018-13, Fair Value Measurement (Topic 820), which modifies the disclosures on fair value measurements by removing the requirement to disclose the amount and reasons for transfers between Level 1 and Level 2 of the fair value hierarchy and the policy for timing of such transfers. The ASU expands the disclosure requirements for Level 3 fair value measurements, primarily focused on changes in unrealized gains and losses included in other comprehensive income (loss). The ASU is effective for public entities for fiscal years beginning after December 15, 2019. The Company has not historically had any transfers between Level 1 and Level 2 or assets or liabilities measured at fair value under Level 3. The Company does not expect the adoption of this ASU to have a material impact on its consolidated financial statements.

Other accounting standards and amendments to existing accounting standards that have been issued and have future effective dates are not applicable or are not expected to have a significant impact on the Company’s consolidated financial statements

Going Concern

The financial statements have been prepared assuming the Company will continue as a going concern. The Company has incurred losses since inception, resulting in an accumulated deficit of approximately $171,676 as of December 31, 2020 and future losses are anticipated. These factors, among others, generally tend to raise substantial doubt as to its ability to obtain additional long-term debt or equity financing in order to have the necessary resources to further design, develop and launch the website and market the Company’s new service.

In order to continue as a going concern, the Company needs to develop a reliable source of revenues, and achieve a profitable level of operations in the future and/or to obtain the necessary financing to meet its obligations arising from normal business operations when they come due. The Company intends to raise additional capital through private placements of debt and equity securities, to expand its development of Global Stem Cell operations.

Accordingly, the accompanying unaudited financial statements are accounted for as if the Company is a going concern and does not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amount and classification of liabilities or other adjustments that might be necessary should be Company be unable to continue as a going concern.

NOTE 3 – REVENUE RECOGNITION

On January 1, 2018, the Company adopted ASU 2014-09 Revenue from Contracts with Customers and all subsequent amendments to the ASU (collectively, “ASC 606”), the Company recognizes revenue from the sales of products, by applying the following steps:

(1)	Identify the contract with a customer

(2)	Identify the performance obligations in the contract

(3)	Determine the transaction price

(4)	Allocate the transaction price to each performance obligation in the contract

(5)	Recognize revenue when each performance obligation is satisfied

The Company’s main source of revenue is comprised of the following:

●	Training-GSCG offers a Stem Cell & Exosomes Certification Program where physicians attending this training sessions will take advantage of a full review of stem cell biology, characterization and regenerative properties of cells and cell products, cytokines and growth factors and how can be apply in the clinic. The physicians will pay for the training sessions upfront and receives all the material and certificate upon completion of seminar which is when revenue is recognized by GSCG.

●	Products-Physicians can order SVF Kits through GSCG which includes EC Certificate from Institute for Testing and Certificating, Inc. SVT Kits are paid for upfront and shipped from third party directly to physicians. Revenue is recognized by GSCG when product is shipped.

●	Equipment- Physicians can order equipment through GSCG which includes warranty from manufacture of equipment. Equipment is paid for upfront and shipped from manufacture directly to physicians. Revenue is recognized by GSCG when product is shipped.

The following table presents the Company’s revenue by product category for the years ended December 31, 2020 and 2019:

	For the Years Ended December 31,
	2020	2019
Training	$200,605	$373,375
Product Supplies	195,283	324,376
Equipment	219,382	342,991
Total revenue	$615,270	$1,040,742

COVID-19

In December 2019, a novel strain of coronavirus was reported to have surfaced in Wuhan, China, which has and is continuing to spread throughout China and other parts of the world, including the United States. On January 30, 2020, the World Health Organization declared the outbreak of the coronavirus disease (COVID-19) a “Public Health Emergency of International Concern.” On January 31, 2020, U.S. Health and Human Services Secretary Alex M. Azar II declared a public health emergency for the United States to aid the U.S. healthcare community in responding to COVID-19, and on March 11, 2020 the World Health Organization characterized the outbreak as a “pandemic”. The significant outbreak of COVID-19 has resulted in a widespread health crisis adversely affecting our 2020 business, results of operations and financial condition.

The outbreak of COVID-19 has resulted in a widespread health crisis that adversely affected the economies and financial markets in which we operate. Restrictions in travel along with in person meetings limited our training of new customers along with selling them products and equipment in 2020 versus 2019.

NOTE 4 – NOTES PAYABLE

On January 5, 2019, the Company acquired the 2018 Jaguar F-Pace from Benito Novas for $45,000 and assumed the related auto loan, with a balance of $20,991 at 8.99% interest for 49 remaining months and monthly payments of $504.94. The interest expense for the years ended December 31, 2020 and December 31, 2019, total $1,236 and $2,146, respectively. As of December 31, 2020 and December 31, 2019, the principal balance of the outstanding auto loan was $11,056 and $15,880, respectively. The lender has a secured interest in the vehicle.

On November 17, 2020, the Company entered into an agreement with an Investor for proceeds in the amount of $400,000 treated as a promissory note. In exchange for the gross proceeds, the Investor shall receive the right to a perpetual 7.75% (payment percentage) of the revenues of Global Stem Cell Group. The payments of the payment percentage shall be calculated by multiplying the gross quarterly revenues appearing in the financial statements by the payment percentage and treated as accrued interest. The interest expense for the year ended December 31, 2020, totals $12,753.

In accordance with the provisions of Accounting Standards Codification 470-10-25, the Company has treated this arrangement as debt due to its continuing involvement in the generation of revenue under this agreement.

The balance of the notes payable as of December 31, 2020 and December 31, 2019 is as follows:

	December 31,	December 31,
	2020	2019
Auto loan payable	$11,056	$15,880
Investor note payable	400,000	-
Total notes payable	$411,056	$15,880

NOTE 5 – PROPERTY AND EQUIPMENT, NET

Property and equipment, net consisted of the following:

	December 31, 2020	December 31, 2019
Furniture and fixtures	$16,376	$16,377
Medical equipment	1,069	1,069
Vehicles	45,000	45,000
	62,445	62,446
Less: accumulated depreciation	(30,032)	(18,899)
Total property and equipment, net	$32,413	$43,547

Depreciation expense for the years ended December 31, 2020 and year ended December 31, 2019 was $11,133 and $12,492, respectively.

NOTE 6 – STOCKHOLDERS EQUITY

Common Shares

On April 15, 2015, the Company issued 200 shares of common stock to Aesthetic Marketing Group, LLC, an entity controlled by Benito Novas, for an aggregate sum of $200.

On May 23, 2019, the Company issued 49,999,800 shares of common stock to Aesthetic Marketing Group, LLC, an entity controlled by Benito Novas, for an aggregate sum of $49,999.

As of December 31, 2020 and December 31, 2019, the Company has 50,000,000 and 50,000,000 common shares issued and outstanding, respectively.

In the year ended December 31, 2020, the sole shareholder of the Company contributed $175,000 in proceeds received from Meso Numismatics, Inc. as part of the sale of the Company (see note 9). The sole shareholder of the Company also contributed a further $7,500 and was returned approximately $20,500.

NOTE 7 – RELATED PARTY TRANSACTIONS

On January 5, 2019, the Company acquired a 2018 Jaguar F-Pace from Benito Novas for $45,000 and assumed the related auto loan, with a balance of $20,991 at 8.99% interest for 49 remaining months and monthly payments of $504.94. The interest expense for the years ended December 31, 2020 and December 31, 2019, total $1,236 and $2,146, respectively. As of December 31, 2020 and December 31, 2019, the principal balance of the outstanding auto loan was $11,056 and $15,880, respectively.

The Company issued 49,999,800 shares of common stock to Aesthetic Marketing Group, LLC on May 23, 2019. Aesthetic Marketing Group is wholly owned by Benito Novas.

Benito Novas’ brother, sister and nephew provide marketing/administrative and training/R&D services to Global Stem Cells Group and were paid as consultants in December 31, 2020 and December 31, 2019 in aggregate $183,505 and $113,993, respectively.

NOTE 8 – COMMITMENTS AND CONTINGENCIES

Per the Agreement between Global Stem Cell Group and the Investor dated November 17, 2020, in the event that any of Global Stem Cell Group, and/or the Entities and /or Parent (individually the “Company” and collectively the “Companies”) dispose of any Assets to any party or third party or parties (an “Asset Disposition”), then Global Stem Cell Group shall undertake to cause such party, third party or parties to acquire the Right from the Investor. The consideration for the Right shall be equal to the fair value (“FV”) of the Assets at the time of the Asset Disposition (the “Asset Disposition Payment”). The Asset Disposition Payment shall not exceed 27.5% (twenty-seven and a half percent) of the FV of the Assets. As part of the agreement, should the Company consummate its acquisition agreement with Meso Numismatics, Inc., so long as Meso Numismatics, Inc. agrees to be bound by the provision after the acquisition, then that provision will not trigger at the time of sale of the Company to Meso Numismatics, Inc. (see Note 10).

NOTE 9– INCOME TAXES

Income tax expense consists of the following:

Current:
Federal	$-
State	-
Total current	-

Deferred:
Federal	-
State	-
Total deferred	-

Total income tax expense	$-

The income tax provision differs from the expense or benefit that would result from applying federal statutory tax rates to income or loss before taxes due to the following items: FL income taxes, permanent differences, and deferred income taxes that are based on average tax rates.

At December 31, 2020, the Company has net operating loss carryforwards of approximately $223,000 available to reduce future taxable income, if any, for US federal income tax purposes. The Company’s tax returns for 2019 through 2020 are open to examination by taxing jurisdictions to which the Company is subject. Currently, none of the Company’s tax returns are under examination in U.S. or state jurisdictions.

The Company follows the guidance of ASC Topic 740, Income Taxes, which clarifies the accounting for uncertainty in income taxes recognized in the Company’s financial statements, and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken on a tax return. ASC Topic 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosures and transitions.

Management has determined that the Company does not have any uncertain tax positions and associated unrecognized benefits that materially impact the financial statements or related disclosures. The Company will record a liability for uncertain tax positions when it is more likely than not that a tax position would not be sustained if examined by the taxing authority.

NOTE 10 – SUBSEQUENT EVENTS

On March 12, 2021, Global Stem Cells Group, Inc. and Benito Novas entered into a Fourth Post Closing Amendment to the Assignment and Assumption Agreement originally entered into on November 27, 2019 with Meso Numismatics, Inc. and Lans Holdings, Inc., which Assignment was first amended pursuant to the Post Closing Amendment to the Assignment and Assumption Agreement entered into on December 23, 2019. The Original Agreement is amended to extend the deadline to enter into the New LOI to 90 days from the execution of the Fourth Amendment.

On June 22, 2021, Global Stem Cells Group, Inc. and Benito Novas entered into a Fifth Post Closing Amendment to the Assignment and Assumption Agreement originally entered into on November 27, 2019 with Meso Numismatics, Inc. and Lans Holdings, Inc.

On June 22, 2021, Global Stem Cells Group, Inc. and Benito Novas entered into a stock purchase agreement with Meso Numismatics, Inc. Pursuant to the terms of the stock purchase agreement, Meso Numismatics, Inc. shall acquire 50,000,000 shares of common stock of Global Stem Cells Group, Inc., representing all of the outstanding shares of Global Stem Cells Group, Inc, from Benito Novas in exchange for the following:

●	1,000,000 shares of Series AA super voting Preferred Stock
●	8,974 shares of Series DD Preferred Stock
●	In addition Meso Numismatics, Inc. shall pay an amount equal to $225,000

On August 18, 2021, Meso Numismatics, Inc., completed its acquisition of Global Stem Cells Group, Inc., through a Stock Purchase Agreement acquiring all the outstanding capital stock of Global Stem Cells Group, Inc and paid the purchase price of a total of 1,000,000 shares of Series AA Preferred Stock in the Company, 8,974 shares of Series DD Preferred Stock in the Company and $225,000 USD (the final payment of $50,000 was made on July 2, 2021).

Subsequent events are evaluated through March 21, 2022.